UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2016

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information in this Item 7.01, including the information set forth in the slides filed as Exhibit 99.1 to, and incorporated in, this Current Report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including the information set forth in the slides filed as Exhibit 99.1 to, and incorporated in, this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 16, 2016, we conducted a conference call to discuss our results for the fourth quarter and full-year of 2015. The slides that were discussed during that call are attached hereto as Exhibit 99.1. The slides were also posted on our website, www.rackspace.com.

Non-GAAP Financial Measures

The financial data contained in the presentation materials attached hereto as Exhibit 99.1 includes certain non-GAAP financial measures, including Adjusted EBITDA, constant currency revenue growth, Return on Capital, Adjusted Free Cash Flow, and Non-GAAP EPS. We believe that those metrics may be useful to investors as a measure of comparative operating performance between time periods and among companies, however these measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with GAAP, nor should they be considered in isolation or as an alternative to such GAAP measures. In addition, we note that other companies may calculate similar non-GAAP measures differently, limiting their usefulness as a comparative measure.

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

We use constant currency revenue growth as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods. The information presented is calculated by translating current period results using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period.

We believe that Return on Capital is an important metric for investors in evaluating our company's performance. Return on Capital measures how effectively a company generates profits from the capital that is deployed. We calculate Return on Capital by dividing net operating profit after tax by our average capital base.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes.

Non-GAAP Net Income and Non-GAAP EPS are used as supplemental measures to facilitate comparisons to peer companies. Non-GAAP Net Income is defined as net income excluding non-cash charges for share-based compensation and other items that may arise from time to time, net of the related tax benefits. Non-GAAP EPS is calculated using Non-GAAP Net Income divided by the weighted-average number of shares on both an unadjusted basis and as adjusted to give effect to dilutive securities.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1. Slides provided in connection with the fourth quarter and full-year of 2015 earnings call for Rackspace Hosting, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	February 24, 2016	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibits	Description

99.1	Slides provided in connection with the fourth quarter and full-year of 2015 earnings call for Rackspace Hosting, Inc.